                                                               Exhibit 99.(a)(3)


[LOGO OF CS FIRST BOSTON APPEARS HERE]                  CS First Boston
                                                        Corporation
                                                        Park Avenue Plaza
                                                        New York, New York
                                                        10055
                                                        Call Toll-Free (800)
                                                        665-4379

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                      AT A PRICE OF $28.00 NET PER SHARE,

                           ALL OUTSTANDING SHARES OF
            5 5/8% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES D
                      AT A PRICE OF $96.544 NET PER SHARE
                                      AND
                           ALL OUTSTANDING SHARES OF
              6% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES E
                      AT A PRICE OF $100.646 NET PER SHARE
                                       OF
                              MAGMA COPPER COMPANY
                                       BY
                                  BHP SUB INC.
                      AN INDIRECT WHOLLY OWNED SUBSIDIARY
                                       OF
                  THE BROKEN HILL PROPRIETARY COMPANY LIMITED

--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON THURSDAY, JANUARY 4, 1996, UNLESS THE OFFER IS EXTENDED.
 -------------------------------------------------------------------------------

                                                                December 5, 1995

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We have been appointed by BHP Sub Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of The Broken Hill Proprietary Company Limited, a Victoria, Australia corporation ("BHP"), to act as Dealer Manager in connection with Purchaser's offer to purchase (i) all outstanding shares of Common Stock, par value $0.01 per share (the "Common Shares"), of Magma Copper Company, a Delaware corporation (the "Company"), at a price of $28.00 per share net to the seller in cash, (ii) all outstanding shares of 5 5/8% Cumulative Convertible Preferred Stock, Series D, par value $0.01 per share, of the Company (the "Series D Preferred Shares") at a price of $96.544 per share net to the seller in cash, and (iii) all outstanding shares of 6% Cumulative Convertible Preferred Stock, Series E, par value $0.01 per share, of the Company at a price of $100.646 per share net to the seller in cash (the "Series E Preferred Shares," and together with the Series D Preferred Shares and the Common Shares, the "Shares"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 5, 1995 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"). The detailed terms and conditions of the Offer are set forth in the enclosed Offer to Purchase and Letter of Transmittal. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of November 30, 1995, by and among Purchaser, BHP Holdings (USA) Inc., a Delaware corporation, BHP and the Company.

  The Offer is conditioned upon, among other things, (i) there having been validly tendered prior to the Expiration Date (as defined in the Offer to Purchase) and not withdrawn that number of Shares representing, on a fully diluted basis, at least a majority of all outstanding Common Shares on the date of purchase and (ii) satisfaction of certain other terms and conditions as described in the Offer to Purchase.

  For your information and forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

    (1) The Offer to Purchase;

    (2) The blue Letter of Transmittal for Shares for your use and for the information of your clients. Manually signed facsimile copies of the Letter of Transmittal may be used to tender Shares;

    (3) The gray Notice of Guaranteed Delivery to be used to accept the Offer
  (i) if Share certificates are not available immediately or if time will not permit such certificates and all other required documents to be delivered to Citibank, N.A. (the "Depositary") on or prior to the Expiration Date or
  (ii) if the procedure for book-entry transfer cannot be completed on a timely basis;
    (4) A letter from J. Burgess Winter, President and Chief Executive Officer of the Company, and the Company's Solicitation/Recommendation Statement on Schedule 14D-9 as filed with the Securities and Exchange Commission;
    (5) A printed form of letter which may be sent to your clients for whose account you hold Shares registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with respect to the Offer;
    (6) Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and
    (7) A return envelope addressed to the Depositary.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JANUARY 4, 1996, UNLESS THE OFFER IS EXTENDED.

  Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extensions or amendments), Purchaser will be deemed to have accepted for payment (and thereby purchased), all Shares validly tendered on or prior to the Expiration Date and not properly withdrawn if, as and when Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such Shares for payment pursuant to the Offer. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of
(i) certificates for such Shares, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company, the Pacific Securities Depositary Trust Company or the Philadelphia Depository Trust Company, pursuant to the procedures described in Section 3 of the Offer to Purchase and
(ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with all required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of Shares, together with all other documents required by such Letter of Transmittal.

  In order to take advantage of the Offer, the Letter of Transmittal (or a manually signed facsimile thereof), duly executed and properly completed with all required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Shares, and all other required documents, must be received by the Depositary, and certificates (or Book-Entry Confirmation (as defined in the Offer to Purchase)) representing the tendered Shares must be delivered, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

  If holders of Shares wish to tender their Shares, but it is impracticable for them to tender their certificates on or prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

  Neither BHP nor Purchaser will pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for their reasonable costs and expenses incurred in forwarding the Offer to Purchase and the related documents to the beneficial owners of Shares held by them as nominee or in a fiduciary capacity. Purchaser will pay or cause to be paid any stock transfer taxes applicable to a purchase of Shares pursuant to the Offer, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

  Any inquiries you have with respect to the Offer should be addressed to the Dealer Manager or the Information Agent, at their addresses and telephone numbers set forth on the back cover of the Offer to Purchase. Additional copies of the enclosed materials may be obtained from the Information Agent.

                                          Very truly yours,

                                          CS FIRST BOSTON CORPORATION

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF PURCHASER, BHP, ANY AFFILIATE OF PURCHASER OR BHP, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE STATEMENTS EXPRESSLY MADE IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

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